EXHIBIT 23.1 - CONSENT OF MAULDIN & JENKINS, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File Numbers 333-149987, 333-111706 and 333-27127) on Form S-8 of Appalachian Bancshares, Inc. of our report dated April 3, 2009 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Appalachian Bancshares, Inc. for the year ended December 31, 2008.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

April 3, 2009